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                                                                    Exhibit 23.2





              Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the School Specialty, Inc. 1998 Stock Incentive Plan and the School Specialty, Inc. 401(k) Plan of our report dated February 2, 1996, with respect to the consolidated financial statements of School Specialty, Inc. for the year ended December 31, 1995 included in the Annual Report (Form 10-K) of School Specialty, Inc. for the year ended April 25, 1998, filed with the Securities and Exchange Commission.

                                                /s/ Ernst & Young L.L.P.

Milwaukee, Wisconsin                            ERNST & YOUNG LLP
September 18, 1998